UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 21, 2024

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5808 Lake Washington Blvd. NE,	98033
Kirkland, Washington	(Zip Code)
(Address of principal executive offices)

(425) 296-9956
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPWR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024, Mr. James C. Moyer resigned from the Board of Directors (the “Board”) of Monolithic Power Systems, Inc. (the “Company”), and as a result, the Board decreased the total number of its authorized directors from eight to seven. Mr. Moyer’s resignation from the Board is not due to any disagreement with the Company, the Board or management of the Company.

To achieve a more equal balance of membership among the classes of directors of the Company, the Board has reduced the total number of authorized directors in Class II to two, increased the total number of authorized directors in Class I to two and appointed Mr. Jeff Zhou as a Class I director with a term set to expire at the 2026 annual meeting of stockholders.

On October 21, 2024, Mr. Zhou resigned as a Class II director, effective immediately prior to his reappointment to the Board as a Class I director. For all other purposes, Mr. Zhou’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors whose term will expire at the annual meeting of stockholders in 2026; two Class II directors whose term will expire at the annual meeting of stockholders in 2027; and three Class III directors whose term will expire at the annual meeting of stockholders in 2025.

The resignation and reappointment of Mr. Zhou had no effect on any aspect of his compensatory or indemnification arrangements with the Company. Mr. Zhou will continue to receive compensation in accordance with the Company’s non-employee director compensation program (but he will not receive a new non-employee director restricted stock unit grant as a result of this reappointment to the Board) and will continue as a party to the Company’s form of directors’ and officers’ indemnification agreement. In addition, Mr. Zhou continues to serve on the Company’s Compensation Committee and Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2024	By:	/s/ Saria Tseng
Saria Tseng
Executive Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary